SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 13, 2004

OXFORD INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

GEORGIA (STATE OR OTHER JURISDICTION OF INCORPORATION)	001-04365 (COMMISSION FILE NO.)	58-0831862 (IRS EMPLOYER IDENTIFICATION NUMBER)

222 PIEDMONT AVENUE NE, ATLANTA, GEORGIA 30308
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(404) 659-2424
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NONE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE
FINANCIAL INFORMATION

ITEM 9. REGULATION FD DISCLOSURE

     On July 30, 2004, Oxford Industries, Inc. announced its completion of the acquisition of all outstanding capital stock of Ben Sherman Limited for a total purchase price of £80 million or approximately $145 million, plus transaction expenses. Certain financial information relating to Ben Sherman (prepared in accordance with United Kingdom GAAP) is furnished herewith. Oxford Industries, Inc. will file U.S. GAAP-reconciled financial information, as well as required pro forma financial information, under Item 7 in a subsequent Form 8-K. This Exhibit 99.1 is not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended but is furnished pursuant to Regulation FD.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

	By:	/s/ Ben B. Blount, Jr.

Ben B. Blount, Jr. Executive Vice President and Chief Financial Officer

Date: August 13, 2004